Tektronix Consolidated Ratio of Earnings to Fixed Charges

----------------------------------------------------------------------------------------------------------------------------------
(in thousands)
                                                                                                                 Nine Months Ended
                                                 1994          1995          1996          1997          1998        Feb. 27, 1999
                                             --------      --------      --------      --------      --------    -----------------
Earnings before tax                            86,093       109,877       142,266       168,802       122,814         (111,810)

Add:
Fixed charges                                  21,635        23,327        26,300        24,211        22,513           18,615
                                             --------      --------      --------      --------      --------       ----------

Earnings, for ratio computation purpose:      107,728       133,204       168,565       193,013       145,328          (93,196)
                                             ========      ========      ========      ========      ========       ==========


Interest Expense                               14,372        13,610        17,540        14,737        12,562           11,591

Amortization of Debt                              363           384           326           341           341              229

Rent Expense                                    6,900         9,333         8,433         9,133         9,610         6,794.24
                                             --------      --------      --------      --------      --------       ----------

                   Total Fixed Charges:        21,635        23,327        26,300        24,211        22,513           18,615
                                             ========      ========      ========      ========      ========       ==========


Ratio of Earnings to Fixed Charges:              4.98          5.71          6.41          7.97          6.46            -5.01

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